SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[  ]   Preliminary Proxy Statement

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[X]   Definitive Proxy Statement

[  ]   Definitive Additional Materials

[  ]   Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14a-12

NTS REALTY HOLDINGS LIMITED PARTNERSHIP

(Name of Registrant as Specified In Its Charter)

NTS REALTY HOLDINGS LIMITED PARTNERSHIP
10172 Linn Station Road,
Louisville, Kentucky 40223
Attn: Gregory A. Wells

(Name of Person(s)Filing Proxy Statement)

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[X]   No fee required.

[  ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identifying the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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NTS REALTY HOLDINGS LIMITED PARTNERSHIP

NOTICE OF
ANNUAL MEETING OF LIMITED PARTNERS
AND
PROXY STATEMENT

Date:       June 14, 2005
Time:      11:00 a.m. Eastern time
Place:      Holiday Inn Hurstbourne
               1325 S. Hurstbourne Parkway
               Louisville, Kentucky 40222

NTS Realty Holdings Limited Partnership
10172 Linn Station Road
Louisville, Kentucky 40223
(800) 928-1492

Notice of Annual Meeting of Limited Partners
to be held
June 14, 2005

Dear Limited Partner:

        Our annual limited partners’ meeting will be held on June 14, 2005, at 11:00 a.m. Eastern time, at the Holiday Inn Hurstbourne located at 1325 S. Hurstbourne Parkway in Louisville, Kentucky 40222. Our annual meeting is held concurrently with the annual meeting of NTS Realty Capital, Inc., our managing general partner. At our annual meeting, we will ask you to:

•     elect five directors to our managing general partner's board of directors;

•     ratify the selection of Ernst & Young LLP as our independent registered public accountants for 2005; and

•     transact any other business that may properly be presented at the annual meeting.

        If you were a limited partner of record at the close of business on April 21, 2005, you may vote in person at the annual meeting and any postponements or adjournments of the meeting. A list of these limited partners will be available at our offices before the annual meeting.

        Please sign, date and promptly return the enclosed proxy card in the enclosed envelope so that your Units will be represented whether or not you attend the annual meeting.

By order of the Board of Directors, /s/ Brian F. Lavin

Brian F. Lavin President and Chief Executive Officer

          April 29, 2005

        This proxy statement contains information related to the annual meeting of limited partners to be held June 14, 2005, beginning at 11:00 a.m. Eastern time, at the Holiday Inn Hurstbourne located at 1325 S. Hurstbourne Parkway, Louisville, Kentucky 40222, and at any postponements or adjournments thereof. This proxy statement is being mailed to limited partners on or about April 29, 2005.

INFORMATION ABOUT THE ANNUAL MEETING

Information About Attending the Annual Meeting

        The board of directors of NTS Realty Capital, Inc., our managing general partner, is soliciting your vote for the 2005 Annual Meeting of Limited Partners. You will be asked to vote on:

•     electing five directors to our managing general partner's board of directors;

•     ratifying the selection of Ernst & Young LLP as our independent registered public accountants for 2005; and

•     transacting any other business that may properly be presented at the annual meeting.

        If you own our limited partnership units (the “Units”) in more than one account, such as individually and jointly with your spouse, you may receive more than one set of these materials. Please make sure to vote all of your Units. This proxy statement summarizes information we are required to provide to you under the rules of the Securities and Exchange Commission. If you plan on attending the annual meeting of limited partners in person, please contact Rita Martin, Manager of NTS Investor Services, at (800) 928-1492, ext. 544, so that we can arrange for sufficient space to accommodate all attendees.

Information About Voting

        You will have one vote for each Unit that you owned at the close of business on April 21, 2005, which is the record date for the annual meeting. On the record date, there were 11,381,608 Units outstanding, but only 10,667,117 of these Units are entitled to vote at the annual meeting. There is no cumulative voting. A majority of the outstanding Units eligible to vote at the annual meeting, or 5,333,559 Units, must be present to hold the annual meeting. Mr. J.D. Nichols, one of our directors, owns 5,670,221 Units eligible to vote at the annual meeting.

        You may own Units either directly in your name as the limited partner of record or indirectly through a broker, bank or other holder of record. If your Units are registered directly in your name, you are the holder of record of these Units and we are sending these proxy materials directly to you. As the holder of record, you have the right to give your proxy directly to us or vote in person at the annual meeting. If you hold your Units in a brokerage account or through a bank or other holder of record, you hold the Units in “street name,” and your broker, bank or other holder of record is sending these proxy materials to you. As a holder in street name, you have the right to direct your broker, bank or other holder of record how to vote by filling out the voting instruction form that accompanies your proxy materials.

        Your vote is important. You may vote in person or by granting us a proxy to vote on the proposals. To vote by proxy you must sign, date and return the proxy card in the enclosed envelope. If you grant us a proxy, you may nevertheless revoke your proxy at any time before it is exercised by: (1) sending written notice to us at: 10172 Linn Station Road, Louisville, Kentucky 40223, Attention: Gregory A. Wells; (2) providing us with a later-dated proxy; or (3) attending the annual meeting in person and voting your Units. Merely attending the annual meeting, without further action, will not revoke your proxy.

        If you return your proxy card, but do not indicate how your Units should be voted, they will be voted “For” in accordance with the board’s recommendation for each proposal.

Information Regarding Tabulation of the Vote

        Out transfer agent, Registrar & Transfer Company, will tabulate all votes cast at the meeting and will act as inspector(s) of election at the annual meeting.

Quorum Requirement

        Limited partners owning a majority of our Units that are eligible to vote must be present in person or by proxy in order for action to be taken at the meeting. For these purposes, “abstentions” and “broker non-votes” will be counted as present for determining whether a majority is present. A broker non-vote occurs when Units registered in the name of a broker are not voted because the broker does not have the authority to do so.

Information About Votes Necessary for Action to be Taken

        Directors are elected by a plurality of the votes cast at the meeting. A properly executed proxy marked “withhold authority” or a broker non-vote with respect to the election of one or more directors will have no effect on the election of the director or directors but will be counted for purposes of establishing a quorum.

        For each other item, the affirmative vote of the holders of a majority of the Units represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked “Abstain” with respect to any such matter will not be voted, although it will be counted for purposes of establishing a quorum. Accordingly, an abstention will have the effect of a vote “Against.”

        If you hold your Units in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your Units may not be voted on those matters and will not be counted in determining the number of Units necessary for approval. Units represented by “broker non-votes” will, however, be counted in establishing a quorum.

        If you are the beneficial owner of Units held by your broker in its name, the broker is permitted to vote your shares on the election of directors and the approval of Ernst & Young LLP as our registered public accountants even if the broker does not receive voting instructions from you.

PRINCIPAL UNITHOLDERS

Limited Partnership Units Owned by Certain Beneficial Owners and Management

        The following table shows, as of the date of this proxy statement, the amount of Units beneficially owned by: (1) persons that beneficially own more than 5.0% of our outstanding Units; (2) each of our directors and executive officers; and (3) our directors and executive officers as a group.

Name(1)	Amount Beneficially Owned	Percentage Beneficially Owned
Mark D. Anderson	0	0.00%
John Daly	0	0.00%
Brian F. Lavin	0	0.00%
John S. Lenihan	0	0.00%
J.D. Nichols	6,384,714(2)	56.10%(3)
Brian R. Russell	0	0.00%
Gregory A. Wells	0	0.00%
NTS Realty Capital	0	0.00%
NTS Realty Partners	714,491(4)	6.28%
All directors/executive officers	6,384,712	56.10%

(1)	The address for each of the persons and entities listed above is: 10172 Linn Station Road, Louisville, Kentucky 40223.

(2)

These Units are owned of record by Mr. Nichols and certain of his affiliates, including Barbara Nichols (his spouse), Kimberly Nichols Segal and Kara Nichols (his children), ORIG, LLC (of which he is the manager), Ocean Ridge Investments, Ltd. (of which he is director of its general partner), BKK Financial, Inc. (in which he has the right to vote all of the voting shares), and NTS Realty Partners, LLC (of which he is the manager).

(3)

The Units owned of record by NTS Realty Partners are non-voting Units. In addition, up to 620,000 of the Units owned of record by ORIG, LLC may be voted by plaintiff’s counsel from class action litigation involving our predecessors for up to two years from the date of our first distribution to our limited partners.

(4)	These Units do not entitle NTS Realty Partners to vote on any matter that comes before our limited partners.

Costs of Proxies

        We will pay all costs of soliciting proxies and holding the annual meeting. Proxies will be solicited by our managing general partner’s directors and officers and by NTS Development Company’s employees. NTS Development Company is an affiliate of our managing general partner and acts as the manager of each of our properties. We will not pay additional compensation to these individuals for these activities. We also intend to request that brokers, banks and other nominees solicit proxies from their principals. We will pay the brokers, banks and other nominees for certain expenses that they incur for these activities.

Other Matters

        We are not aware of any other matter to be presented at the annual meeting. Generally, no business aside from the items discussed in this proxy statement may be transacted at the meeting. If, however, any other matter properly comes before the annual meeting as determined by the chairman of the meeting, your proxies are authorized to act on the proposal at their discretion. Generally, for nominations or other business to be properly brought before the annual meeting by one of our limited partners, the limited partner seeking to make a nomination or bring other business before the meeting must provide, among other things, notice thereof in writing to our corporate secretary at our office not less than one hundred and twenty (120) days before the anniversary date on which we first mailed our notice of meeting and proxy materials for the prior year’s annual meeting. As this is our inaugural annual meeting of limited partners and we did not mail any proxy materials last year, we would have considered any such nominations or proposals submitted prior to the date of this proxy statement. We did not receive notice of any nominations or proposals prior to that date.

Electronic Access/Available Information

        This proxy statement and the Annual Report on Form 10-K are available on our Internet website at www.ntsdevelopment.com. We file reports, proxy materials and other information with the Securities and Exchange Commission (“SEC”). These reports, proxy materials and other information can be inspected and copied at the Public Reference Room maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies also can be obtained by mail from the Public Reference Room at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. In addition, the SEC maintains a site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

CORPORATE GOVERNANCE PRINCIPLES

        Our business is managed under the direction and oversight of our managing general partner’s board of directors. Our managing general partner’s board has formed an audit committee, which is composed entirely of our independent directors. See “Summary of Our Corporate Governance Principles.” The audit committee’s function is described below. The members of our managing general partner’s board of directors, and those members who serve on the audit committee, on the date of this proxy statement are identified below.

Director	Audit Committee
__________________________	________________
Mark D. Anderson	X
__________________________	________________
John Daly	X
__________________________	________________
Brian F. Lavin
__________________________	________________
John S. Lenihan	X
__________________________	________________
J.D. Nichols
__________________________	________________

Summary of Our Corporate Governance Principles

        As required by our governing documents and the American Stock Exchange, a majority of our managing general partner’s board must be “independent.” According to guidelines adopted by our managing general partner’s board, a director will not be considered independent if, within the last three years:

•	we employed the director as, or a member of the director's immediate family was, an executive officer;

•	the director or an immediate family member received more than $60,000 per year in direct compensation from us (excluding amounts paid in the form of director and committee fees);

•	the director or an immediate family member was a current partner of our external auditor or was a partner or employee of our predecessors’ external auditor during the past three years;

•	one of our executive officers serves on the compensation committee of another company that employs the director in any capacity or that employs an immediate family member of the director as an executive officer;

•	the director was an executive officer or employee, or an immediate family member was an executive officer, of a company that made payments to, or received payments from, us which exceed the greater of 5% of the company’s gross revenues for that year or $200,000 in any of the most recent three fiscal years; or

•	the director was affiliated, directly or indirectly, with NTS Development Company, or any of its affiliates, whether by ownership of, ownership interest in, employment by, any material business or professional relationship with, or as an officer or director of NTS Development Company or any of its affiliates;

Communicating with Directors

        Limited partners wishing to communicate with our managing general partner’s board members may send communications by letter addressed to our corporate secretary at 10172 Linn Station Road, Louisville, Kentucky 40223. Our corporate secretary will review and forward the correspondence to the appropriate person or persons for a response.

Code of Conduct and Ethics

        Our managing general partner’s board of directors has adopted a Code of Conduct and Ethics (the “Code of Conduct”) that applies to all of our directors, officers and employees. The Code of Conduct establishes policies and procedures that the board believes promote the highest standards of integrity, compliance with the law and personal accountability. Our Code of Conduct is posted on our website at www.ntsdevelopment.com. In addition, a printed copy of the Code of Conduct is available to any limited partner without charge by writing us at 10172 Linn Station Road, Louisville, Kentucky 40223, Attention Rita Martin, Manager of Investor Services.

Nomination of Directors

        In accordance with the American Stock Exchange’s corporate governance rules, our managing general partner’s board of directors is not required to have a nominating committee comprised solely of independent directors. Instead, identification, consideration and nomination of potential candidates to serve on our managing general partner’s board of directors is conducted by the entire board. Our managing general partner’s board believes it is in our best interest to avail ourselves of the extensive business and other experience of each member of the board, including directors who may not be deemed “independent” in identifying, evaluating and nominating potential candidates to serve on the board.

        In determining the criteria for membership, the board considers the appropriate skills and personal characteristics required in light of the then-current composition of the board and in the context of our perceived needs at the time, including the following experience and personal attributes: financial acumen; general business experience; industry knowledge; diversity; special business experience and expertise; leadership abilities; high ethical standards, independence; interpersonal skills and overall effectiveness. Our managing general partner’s board of directors may receive recommendations for candidates from various sources, including the directors, management and limited partners.

        Our managing general partner’s board of directors will review all recommended candidates in the same manner regardless of the source of the recommendation. Recommendations from limited partners should be in writing and addressed to: NTS Realty Holdings Limited Partnership, 10172 Linn Station Road, Louisville, Kentucky 40223, Attention: Rita Martin, Manager of Investor Services, and must include the proposed candidate’s name, address, age and qualifications, together with the information required under federal securities laws and regulations. This communication must be received in a timely manner and also include the recommending limited partner’s name, address and the number of our Units, and the length of time, beneficially held. See “Notice Concerning Limited Partner Proposals and Nominations.”

Executive Sessions

        In accordance with the applicable rules of the American Stock Exchange, the independent directors of our managing general partner’s board of directors will meet at least annually in executive session without the presence of the non-independent directors and members of management. Because our managing general partner’s board did not meet during 2004, the independent directors will begin meeting in executive session during 2005.

Audit Committee

        The audit committee, comprised of Messrs. Anderson, Daly and Lenihan, assists the board in fulfilling its oversight responsibility relating to: (1) the integrity of our financial statements; (2) our compliance with legal and regulatory requirements; (3) the qualifications and independence of the independent registered public accountants; (4) the performance of our internal audit function and independent registered public accountants; (5) the accounting and financial reporting processes and systems of internal accounting; and (6) the evaluation of our risk issues. The board has determined that Mr. Anderson qualifies as an “audit committee financial expert” as defined by the Securities and Exchange Commission and that each member of the committee is independent in accordance with the standards set forth in the committee’s charter and the American Stock Exchange corporate governance rules. The audit committee charter is included with this proxy statement as Annex A. It also is available on our website at www.ntsdevelopment.com. In addition, a printed copy of the charter is available to any limited partner without charge by writing us at 10172 Linn Station Road, Louisville, Kentucky 40223, Attention: Rita Martin, Manager of Investor Relations.

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

        Our managing general partner’s board of directors has nominated the persons set forth below to serve as directors. Messrs. Anderson, Daly and Lenihan have been nominated to serve as independent directors. We know of no reason why any nominee will be unable to serve if elected. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the board, or the board may reduce the number of directors to be elected. If any director resigns, dies or is otherwise unable to serve out his or her term, or if the board increases the number of directors, the board may fill the vacancy until the next annual meeting of limited partners. The following gives information, provided by the nominees, about their principal occupation, business, experience and other matters:

Jack Dale (“J.D.”) Nichols. Mr. Nichols has served as the chairman of the board of our managing general partner and as the manager of NTS Realty Partners LLC, our other general partner, since their respective formation in 2004. He also has served as the chairman and chief executive officer of NTS Corporation since 1985, as well as its subsidiaries and affiliates, and as a member and chairman of the board of the NTS Mortgage Income Fund. Mr. Nichols obtained a B.S. from the University of Louisville School of Law in 1964 and conducted his undergraduate studies, with a concentration in accounting, marketing, business administration and finance, at the University of Kentucky. Mr. Nichols began his career in construction and real estate development in 1965, and since then has overseen the development of more than 8,000 acres of land and 7,000,000 square feet of office, residential, commercial and industrial construction, throughout the southeastern United States. He is a member of the National Association of Home Builders, the Louisville Association of Home Builders and the Louisville Board of Realtors. Mr. Nichols has also served as vice president and director of the Louisville and National Apartment Associations. He is currently a director and past member of the executive committee of Greater Louisville, Inc. (The Metro Chamber of Commerce), and is chairman of the board of the Regional Airport Authority of Louisville and Jefferson County.

Brian F. Lavin. Mr. Lavin has served as the president and chief executive officer of each of our managing general partner and NTS Realty Partners, as well as a director of our managing general partner, since their formation in 2004. Mr. Lavin also has served as the president of NTS Corporation and NTS Development Company since June 1997 and of NTS Mortgage Income Fund since September 1997. From November 1994 through June 1997, Mr. Lavin served as president of Paragon Residential, a division of Paragon Group, Inc. and, prior to 1994, as a vice president of Paragon’s Midwest Division. In this capacity, Mr. Lavin directed the development, marketing, leasing, management and financing for Paragon Residential’s twelve state multifamily portfolio. Paragon Residential developed and operates multifamily properties with an aggregate of 25,000 units in the Midwest and Southeast sections of the United States. Mr. Lavin has a bachelor’s degree in business administration from the University of Missouri. He is also a licensed real estate broker in Kentucky and certified property manager. Mr. Lavin is a member of the Institute of Real Estate Management, council member of the

Urban Land Institute and member of the National Multi-Housing Council. He has served on the boards of directors of the Louisville Science Center, Louisville Ballet, Greater Louisville, Inc., National Multi Housing Council, Louisville Apartment Association, Louisville Olmstead Parks Conservancy, Inc., and currently serves on the board of directors of Greater Louisville, Inc. (the Metro Chamber of Commerce) and the board of overseers for the University of Louisville.

Mark D. Anderson. Mr. Anderson has served on our managing general partner’s board of directors since December 2004. Since June 2003, Mr. Anderson has been senior vice president and region manager for Integra Bank, managing their Louisville, Lexington and Indianapolis commercial real estate lending operations. Integra Bank is a $3 billion bank, headquartered in Evansville, Indiana. Prior to joining Integra, Mr. Anderson was vice president and market manager of US Bank commercial real estate division in Louisville. Mr. Anderson is currently and has for the last six years originated investment commercial real estate loans in twelve states and, during that period, offices under his direction have originated loans totaling in excess of $800 million. Loans originated by Mr. Anderson and his offices have ranged in size from $3 million to $61 million and included apartments, office, retail, industrial, hospitality, land acquisition and development, and single-family residential projects. Mr. Anderson has also managed a real estate loan portfolio of $600 million during that period. In addition to direct lending, Mr. Anderson’s offices have performed credit enhancement for large real estate secured bond transactions and sold a significant amount of various interest rate derivative products, including caps, collars and swaps. Mr. Anderson’s prior experience includes six years with Paragon Group, a national real estate development and management company headquartered in Dallas, Texas, as mid-west regional controller. Also, Mr. Anderson spent five years with Regency Windsor Companies, a privately owned Florida developer of multifamily residential projects. Mr. Anderson is a certified public accountant.

John Daly. Mr. Daly has served on our managing general partner’s board of directors since December 2004. Mr. Daly currently is corporate counsel and assistant secretary of YUM! Brands, Inc., the parent of KFC, Taco Bell, Pizza Hut, Long John Silver’s and A&W Restaurants, Inc. Mr. Daly joined YUM in December 1997 as corporate counsel. His responsibilities include advising the compensation committee and nominating/governance committee of the board of directors and legal oversight of corporate governance, executive compensation, employee benefits, employment law and compliance. From 1990 to 1997, Mr. Daly served as first vice president, counsel and assistance secretary for First Chicago NBD Corporation, the parent of First National Bank of Chicago. While at First Chicago, his practice concentrated on advising the compensation committee of the board of directors and the company’s retirement committee (over $4 billion in assets) and legal oversight for executive compensation and employee benefits. Prior to joining First Chicago NBD, Mr. Daly practiced law in Chicago for five years, concentrating his practice on tax and employee benefit matters. Prior to attending law school, he became a certified public accountant and worked as an accountant for Ernst & Whinney. Mr. Daly serves on the Board of Maryhurst in Louisville, Kentucky and is active supporting Midtown Center for Boys in Chicago.

John S. Lenihan. Mr. Lenihan has served on our managing general partner’s board of directors since December 2004. He is the founder and managing partner of Rubel Lenihan Properties. Begun in 1982, Rubel Lenihan Properties develops and manages industrial warehouse properties around Louisville International Airport. In addition, Mr. Lenihan is a licensed real estate agent, actively engaged in both residential and commercial brokerage services. Concurrent with management of RLP, Mr. Lenihan was President of Dixie Beer Distributors (1981-1987) Kentucky’s largest beer wholesaler; Omni Air (1981-1985) Kentucky’s largest Part 135 Charter Service; Top Talent (1985-1989) temporary employment service and Harvest Leasing Corporation (1981-1985) equipment leasing.

        RECOMMENDATION OF THE BOARD: The board recommends that you vote "For" the election of all five nominees.

Independent Director Compensation

        The independent directors are paid an annual fee of $16,000 plus a fee equal to $500 for each board or audit committee meeting attended by that director. In addition, each independent director is reimbursed by us for any out-of-pocket expenses in connection with attending meetings of the board or audit committee. However, our independent directors did not receive any compensation in 2004 because the board and audit committee did not meet until 2005. Messrs. Lavin and Nichols, our managing general partner’s non-independent directors, are not entitled to any compensation for their service on the board.

Meetings of the Board of Directors, Committees of the Board and Limited Partners

        Our managing general partner’s current board of directors and audit committee was formed on December 28, 2004. As a result, the board and audit committee did not meet during calendar year 2004 and acted only by unanimous written consent during this period. The board and audit committee met for the first time on February 4, 2005.

AUDIT COMMITTEE REPORT

        The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed with the Securities and Exchange Commission or incorporated by reference into any other filing we make under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this Report by reference therein.

        We, the members of the audit committee of NTS Realty Capital, Inc., the managing general partner of NTS Realty Holdings Limited Partnership (the “Company”), represent the following:

(a)	The audit committee has reviewed and discussed the Company’s audited financial statements with the Company’s management;

(b)	The audit committee has discussed with the Company’s independent auditors the matters required to be discussed by Statement of Accounting Standards 61, as may be modified or supplemented;

(c)

The audit committee has received the written disclosures and the letter from the Company’s independent auditors required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and has discussed with the independent auditors its independence; and

(d)

Based on the review and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

The Audit Committee
Mark D. Anderson
John Daly
John S. Lenihan

EXECUTIVE COMPENSATION

        As is commonly the case with publicly traded limited partnerships, we are managed by the directors and officers of our managing general partner. In addition, NTS Development Company, an affiliate of our managing general partner, manages our real properties and all of our property management personnel are employees of NTS Development Company. These officers and employees are compensated for their services by NTS Development Company, in part for their service to us, but do not receive any compensation directly from us.

Executive Officers

        The board of directors annually elects our executive officers. These officers may be terminated at any time. Listed below is information about our executive officers except for Mr. Lavin, whose biography is included above.

        Gregory A. Wells, 46. Chief financial officer, executive vice president and assistant treasurer. Mr. Wells has served as the chief financial officer of our managing general partner and senior vice president of NTS Realty Partners, LLC, our other general partner, since their respective formation in 2004. He also has served as senior vice president of NTS Corporation, its subsidiaries and affiliates since July 1999. Mr. Wells is the acting chief financial officer of NTS Mortgage Income Fund. He is a certified public accountant and holds a bachelor’s degree in business administration from George Mason University. Prior to joining NTS Corporation in July 1999, Mr. Wells served as chief financial officer for Hokanson Companies, an Indianapolis-based property management and development firm.

        Brian R. Russell, 44. Executive vice president. Mr. Russell has served as executive vice president of NTS Realty Capital since its formation in 2004. He joined NTS Corporation, its subsidiaries and affiliates, as a vice president in July 1997 and became a senior vice president in July 1999. Mr. Russell is responsible for our commercial and multifamily activities. Prior to joining NTS Corporation, he served as vice president/regional director of Insignia Commercial Group. Mr. Russell holds a bachelor of business administration degree in finance from Texas A & M University, and a M.B.A. from the University of Texas at San Antonio. He has served on the board of directors of the Louisville Chapter of the American Diabetes Association and is a trustee for the Louisville Olmsted Parks Conservancy. Mr. Russell holds the CCIM designation and is a council member of the Urban Land Institute. He is a licensed Kentucky real estate broker and serves as managing broker for us.

Certain Relationships and Related Transactions

        As indicated in the “Executive Compensation” section, we have no employees. We entered into a management agreement with NTS Development Company when we completed the merger with our predecessors, NTS-Properties III, NTS-Properties IV, NTS-Properties V, a Maryland limited partnership, NTS-Properties VI, a Maryland limited partnership, and NTS-Properties VII, Ltd. (collectively, the “Predecessor Partnerships”). The initial term of this management agreement is for one year, but we are permitted to terminate the agreement on sixty days’ notice, with or without cause. Under this agreement, NTS Development Company will be responsible for managing each of our properties and, in return, receive an annual fee in most cases equal to 5% of all gross revenues generated by our residential properties and 6% of all gross revenues generated by our commercial properties. This fee is paid monthly. We also will reimburse NTS Development Company for its direct out-of-pocket expenses incurred in operating our properties, including the cost of any goods or services obtained on our behalf from unaffiliated third parties and the salaries or wages of all property management personnel, excluding our managing general partner’s chairman, president and chief executive officer. The decision to renew the management agreement after the initial one-year term must be made solely by our managing general partner’s independent directors. In making this decision, the independent directors may retain a nationally recognized real estate expert to evaluate the terms and conditions of the management agreement.

        NTS Development Company leases 20,368 square feet in NTS Center, one of our properties, for $14.50 per square foot. This rental amount is approximately $1.00 per square foot higher than the amount any other tenant pays at NTS Center.

PROPOSAL NO. 2 – RATIFY APPOINTMENT OF ERNST & YOUNG LLP

        The audit committee has selected Ernst & Young LLP to serve as our independent registered public accountants for the fiscal year ending December 31, 2005. We traditionally ask our limited partners to ratify the selection even though your approval is not required. Further, even if you do not approve the selection of Ernst & Young LLP, we will not replace them for this fiscal year due to the added expense and delay that would result from replacing them and selecting a new firm. Instead, the audit committee will consider the negative vote as a direction to consider a different firm next year.

        A representative of Ernst & Young LLP will attend the annual meeting. This representative will have an opportunity to make a statement if he or she desire to do so, and will be available to respond to appropriate limited partner questions.

        RECOMMENDATION OF THE BOARD: The audit committee recommends that you vote “For” the appointment of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending December 31, 2005.

Fees to Independent Registered Public Accountants

        The following presents fees for professional services rendered by Ernst & Young LLP for the fiscal years ended December 31, 2004 and 2003. The fees include professional services provided to the Predecessor Partnerships and us.

	Fiscal Year ended December 31
Description	2004	2003
Audit Fees(1)	$ 984,614	$404,300
Audit-related fees(2)	-	4,000
Tax fees(3)	420,700	395,700
All other fees(4)	-	-
TOTAL	$1,405,314	$804,000
	==========	=========

(1)

 Audit fees include fees associated with the annual audit of the respective financial statements of the Predecessor Partnerships and us, as well as the review of quarterly reports on Form 10-Q. Audit fees also include fees associated with audit requirements related to various registration statement filings.

(2)	Audit-related fees are for professional services related to complying with the Sarbanes-Oxley Act of 2002.

(3)	Tax fees include fees paid for tax planning, tax return preparation and related tax assistance.

(4)	There were no other services or fees provided.

Approval of Services and Fees

        Our audit committee has reviewed and approved all of the fees charged by Ernst & Young LLP, and actively monitors the relationship between audit and non-audit services provided by Ernst & Young LLP. The audit committee concluded that all services rendered by Ernst & Young LLP to the Predecessor Partnerships and us during the years ended December 31, 2003 and 2004, respectively, were consistent with maintaining Ernst &Young LLP’s independence. Accordingly, the audit committee has approved all such services provided by Ernst & Young. As a matter of policy, we will not engage our primary independent registered public accountants for non-audit services other than “audit related services,” as defined by the SEC, certain tax services, and other permissible non-audit services as specifically approved by the chairperson of the audit committee and presented to the full committee at its next regular meeting.

        Under the policy, the audit committee must pre-approve all services provided by the company’s independent registered public accountants and the fees charged for these services including an annual review of audit fees, audit related fees, tax fees and other fees with specific dollar value limits for each category of service. During the year, the committee will periodically monitor the levels of fees charged by Ernst & Young LLP and compare these fees to the amounts previously approved. The audit committee also will consider on a case-by-case basis and, if appropriate, approve specific engagements that are not otherwise pre-approved. Any proposed engagement that does not fit within the definition of a pre-approved service may be presented to the chairperson of the audit committee for approval.

PERFORMANCE GRAPH

        We are not providing a comparative graph showing the cumulative total return of our Units because our Units were not publicly traded until December 29, 2004.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Our Units were listed for trading on the American Stock Exchange on December 29, 2005. The directors and executive officers of our managing general partner were not required to make any filings in 2004 under Section 16(a) of the Securities Exchange Act of 1934.

NOTICE CONCERNING LIMITED PARTNER PROPOSALS AND NOMINATIONS

        We have not received any limited partner proposals for inclusion in this year’s proxy statement. Proposals of limited partners intended to be presented at the 2006 Annual Meeting of Limited Partners, including nominations for directors, must be received by us on or before December 31, 2005, and must satisfy the requirements of Rule 14a-8 of Regulation 14A under the Securities Exchange Act of 1934 in order to be considered by our managing general partner’s board of directors for inclusion in the form of proxy and proxy statement to be issued by the board for that meeting. All such limited partner proposals should be submitted to us in writing as follows: NTS Realty Holdings Limited Partnership, 10172 Linn Station Road, Louisville, Kentucky 40223, Attention: Rita Martin, Manager of Investor Services.

ANNUAL REPORT ON FORM 10-K

        Our 2004 Annual Report on Form 10-K, including financial statements for the year ended December 31, 2004, accompanies this proxy statement. Our Form 10-K also is available on our website at www.ntsdevelopment.com. In addition, if requested, we will provide you copies of any exhibits to the Form 10-K upon the payment of a fee covering our reasonable expenses in furnishing the exhibits. You can request exhibits to our Form 10-K by writing us at 10172 Linn Station Road, Louisville, Kentucky 40223, Attention Rita Martin, Manager of Investor Services.

By order of the Board of Directors, /s/ Brian F. Lavin

Brian F. Lavin President and Chief Executive Officer

YOUR VOTE IS IMPORTANT. THE PROMPT RETURN OF
PROXIES WILL SAVE US THE EXPENSE OF
FURTHER REQUESTS FOR PROXIES. PLEASE
PROMPTLY MARK, SIGN, DATE AND RETURN THE
ENCLOSED PROXY IN THE ENCLOSED ENVELOPE.

ANNEX A

Annex A

NTS REALTY CAPITAL, INC.

CHARTER OF THE AUDIT COMMITTEE

Adopted as of December 28, 2004

Introduction

        This Charter of the Audit Committee (this “Charter”) sets forth the duties and responsibilities of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of NTS Realty Capital, Inc., a Delaware corporation (the “Company”), and specifies how the Committee will carry out its duties and responsibilities, including the structure, processes and membership requirements of the Committee. In addition, because the Company acts as General Partner of NTS Realty Holdings Limited Partnership, a Delaware limited partnership (the “Partnership”) whose partnership units are listed for trading on the American Stock Exchange (“AMEX”), the Audit Committee is required to perform certain services on behalf of the Partnership as provided in Section 801 of the AMEX Company Guide, as amended (the “AMEX Rules”). This Charter is adopted pursuant to Article III, Section 12 of the Company’s By-Laws (the “By-Laws”), Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Sections 121 and 803 of the AMEX Rules.

Purpose

        The purpose of the Committee is to assist the Board in fulfilling its responsibility to oversee the quality and integrity of the accounting, auditing and financial reporting practices of the Company and the Partnership (collectively, the “NTS Entities”), and to perform such other duties as may be required of it from time to time by the Board. The Committee’s duties and responsibilities include, without limitation, oversight of the: (i) accounting and financial reporting processes and systems of internal accounting and financial controls of the NTS Entities; (ii) integrity of the financial statements of the NTS Entities; (iii) performance of, and the development of procedures for, the internal audits of the NTS Entities; (iv) annual independent audit of the NTS Entities’ financial statements, the engagement of the independent auditor and the annual evaluation of the independent auditor’s function, qualifications, services, performance and independence; (v) performance of the NTS Entities’ internal and independent audit functions; (vi) compliance by the NTS Entities with applicable legal and regulatory requirements, including the NTS Entities’ disclosure controls and procedures; and (vii) evaluation of the NTS Entities’ risk issues. In addition, the Committee shall prepare the report required by the rules and regulations of the Securities and Exchange Commission (the “SEC”) to be included in the Partnership’s annual proxy statement or Form 10-K (or any similar form or filing), as applicable. In carrying out its duties and responsibilities, the Committee will assist in maintaining open communication between the Committee, the Board, the independent auditor(s), the internal auditor(s) and the senior financial management of the NTS Entities.

Membership

        The Committee shall be comprised of all “independent” directors of the Board, as provided in Article III, Section 12 of the By-Laws; provided that the Committee shall, at all times, have at least three members. The members of the Committee must satisfy the independence, experience and expertise requirements set forth in Sections 121 and 803 of the AMEX Rules and Rule 10A-3 under the Exchange Act, as well as any other applicable laws, rules and regulations governing “independence,” as determined from time to time by the Board.

        All members of the Committee must be able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement. In addition, at least one member of the Committee must be “financially sophisticated” pursuant to Section 121 of the AMEX Rules and be a “financial expert,” as such term is defined in Item 401(h) of Regulation S-K promulgated by the SEC.

Meetings

        The Committee shall meet as often as it determines is necessary or appropriate, but not less than once each fiscal quarter. The Committee shall meet periodically with management, the internal auditor(s) and the independent auditor(s) in separate executive sessions. The Committee may request any officer or employee of the NTS Entities, the outside counsel of the Company or the Partnership or the independent auditor(s) to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. Directors of the Company who are not members of the Committee may attend and participate in any Committee meeting unless excluded by the Committee.

Authority and Responsibilities

        The Committee shall have the sole authority to appoint or replace the independent auditor(s). The Committee shall be directly responsible for retaining, evaluating and overseeing the work of the independent auditor(s) (including resolving disagreements between management and the independent auditor(s) regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the NTS Entities. The independent auditor(s) shall report directly to the Committee.

        The Committee must approve all services to be rendered by the independent auditor(s), including the fees and terms thereof, prior to the services being rendered or performed, subject in each such case to the de minimus exceptions for non-audit services, as described in the Exchange Act, that are approved by the Committee prior to completing the audit. The Committee may form and delegate authority to subcommittees consisting of one or more members of the Committee when appropriate, including the authority to approve audit and permitted non-audit services, provided that the decision of the subcommittee to approve any service shall be presented to the full Committee at its next scheduled meeting.

        The Committee shall have authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors to advise the Committee as it deems necessary to carry out its duties. The NTS Entities shall provide appropriate funding, as determined by the Committee, to pay for the professional services of any advisors employed by the Committee and to pay the independent auditor(s) for preparing or issuing an audit report or performing other audit, review or attest services for the NTS Entities and for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

        The Committee shall make regular reports to the Board. The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board. The Committee shall annually review the Committee’s own performance.

        In furtherance and not in limitation of powers conferred on the Committee by this Charter, the Committee shall also have the following duties and responsibilities:

I.	Financial Statement and Disclosure Matters

           (a)         Review and discuss with management and the independent auditor(s) the annual audited financial statements, including disclosures made in management’s discussion and analysis, and make a recommendation to the Board whether to include the audited financial statements in the Partnership’s annual report on Form 10-K.

           (b)          Review and discuss with management and the independent auditor(s) the quarterly financial statements prior to the filing of the Partnership’s quarterly report on Form 10-Q, including the results of the independent auditor’s review of the quarterly financial statements.

           (c)         Discuss generally with management the type and presentation of information to be included in the Partnership’s earnings press releases, including the use of “pro forma” or “adjusted” information not in compliance with generally accepted accounting principles (“GAAP”).

           (d)         Discuss with management and the independent auditor(s) significant financial reporting issues and judgments made in connection with preparing the financial statements of the Partnership, including any significant changes in the Partnership’s selection or application of accounting principles, any major issues as to the adequacy of its internal controls and any special steps adopted in light of material control deficiencies.

           (e)         Review disclosures, if any, made to the Committee by the Partnership’s principal executive officer or principal financial officer during the certification process for each Form 10-K and Form 10-Q about significant deficiencies in the design and operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Partnership’s internal controls.

           (f)         Review and discuss quarterly reports from the independent auditor(s) on:

(i) all of the critical accounting policies of the Partnership and practices to be used;

(ii) alternative treatments of financial information within GAAP;

(iii) other material written communications between the independent auditor(s) and management; and

(iv) difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information, any significant disagreements with management and communications between the audit team and the audit firm’s national office with respect to auditing or accounting issues presented by the engagement.

          (g)         Review and discuss with the independent auditor(s) the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees) relating to the conduct of the audits and the quality of the accounting principles adopted by the NTS Entities.

          (h)         Periodically review and discuss with the independent auditor(s):

(i) developments and issues with respect to reserves;

(ii) regulatory and accounting initiatives; and

(iii) accounting policies used to prepare the financial statements of the NTS Entities.

          (i)         Discuss with management and the independent auditor(s) the effect of regulatory and accounting initiatives as well as any unconsolidated investments of the NTS Entities.

          (j)         Discuss with management the major financial risk exposures of the NTS Entities and the steps management has taken to monitor and control the exposures, including the risk assessment and management policies of the NTS Entities.

II.	Oversight of the NTS Entities’ Relationships with the Independent Auditor(s)

          (a)         Review and discuss with the independent auditor(s) the scope of the proposed audits for the current year, the audit procedures to be utilized and, at the conclusion thereof, review the audits, including any comments or recommendations of the independent auditor(s) (and any reports of the independent auditor(s) with respect to interim periods), and the actual fees and expenses to be paid to the independent auditor(s) for both audit and non-audit services.

          (b)           Ensure that the independent auditor(s) submit to the Committee, on a periodic basis, written statements regarding their independence and delineating all relationships between the independent auditor(s) and the NTS Entities, including the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discuss the relationships or services that may impact the objectivity and independence of the independent auditor(s) with the independent auditor(s) and, if so determined by the Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the independent auditor(s).

         (c)         Obtain and review a report from the independent auditor(s) at least annually regarding:

(i) the independent auditor’s internal quality-control procedures;

(ii) any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditing firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm;

(iii) steps taken to address any such issues; and

(iv) all relationships between the independent auditor(s) and the NTS Entities.

          (d)         Evaluate the qualifications, performance and independence of the independent auditor(s), including considering whether the auditor’s quality controls are adequate and whether the non-audit services provided by the internal auditor(s) is compatible with maintaining the auditor’s independence, taking into account the opinion of management and internal auditor(s). The Committee shall present its conclusions with respect to the independent auditor(s) to the Board.

          (e)         Review and evaluate the lead partners of the independent auditor teams.

          (f)         Ensure the rotation of the lead audit partners having primary responsibility for the audits and the audit partners responsible for reviewing the audits at least as frequently as required by law.

          (g)         Recommend to the Board policies, consistent with applicable law and listing requirements, regarding the hiring by the NTS Entities of any persons employed or formerly employed by the independent auditor(s) who participated in any capacity in the audits of the NTS Entities.

          (h)         Confirm that the independent auditor(s) do not provide personal financial services or tax advice to the executive officers of the NTS Entities.

III.	Oversight of Internal Audit Functions

          (a)         Review the appointment and replacement of the senior internal auditing executives of the NTS Entities.

          (b)         Ensure that the senior internal auditing executives have a direct reporting line to and free access for communications with the chairperson of the Committee.

          (c)         Review and discuss with management, the independent auditor(s) and the head of the internal audit department the adequacy of the internal audit functions of the NTS Entities (including the internal audit department’s responsibilities, independence, budget and staffing), the proposed audit plans, and coordination of internal auditor’s work with that of the independent auditor(s). The internal audit department’s responsibilities shall include providing management and the Committee with ongoing assessments of the risk management processes and systems of internal control of the NTS Entities.

          (d)         Review from time to time the results of internal audits and special issues brought to the Committee’s attention by the internal auditor(s) and management’s responses thereto.

          (e)         Discuss annually with the senior management of the NTS Entities the performance and compensation of their senior internal auditing executives.

IV.	Ethical and Legal Compliance

          (a)         Review the conflict of interest and related party transaction policies of the NTS Entities as well as policies and procedures with respect to executive officers’ expense accounts and perquisites, including the use of company assets.

          (b)         Assign responsibility for disseminating and monitoring compliance with the Partnership’s Code of Ethics.

          (c)         Establish procedures for receiving, retaining and treating complaints received by the Partnership regarding accounting, internal accounting controls or auditing matters, including the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

          (d)         Meet periodically (and at least once each fiscal quarter) with the principal financial officers, the senior internal auditing executives and the independent auditor(s) of the NTS Entities in separate executive sessions.

          (e)         Invite, and hear from time to time, reports from the general counsel of the Company or the Partnership or outside counsel on legal issues and actions involving the NTS Entities and any material reports or inquiries received from regulators or governmental agencies that may have a material impact on their financial statements, compliance policies and practices.

          (f)         Investigate any matter within the scope of the Committee’s duties.

          (g)         Ensure that minutes of the Committee are kept and retained as records of the NTS Entities.

ANNEX B

X PLEASE MARK VOTES AS IN THIS EXAMPLE

REVOCABLE PROXY
NTS REALTY HOLDINGS LIMITED PARTNERSHIP

ANNUAL MEETING OF LIMITED PARTNERS
JUNE 14, 2005

This Proxy is solicited on behalf of the Board of Directors of our Managing General Partner

The undersigned hereby appoints Brian F. Lavin and Rosann D. Tafel, and each of them, as Proxies, with the power to appoint their substitutes, and hereby authorizes them to represent and to vote all the Limited Partnership Units of NTS Realty Holdings Limited Partnership held of record by the undersigned on April 21, 2005, at the Annual Meeting of Limited Partners when convened on June 14, 2005, or any adjournment thereof.

	For	Against	Withhold Authority
1. Elect the following five individuals to serve as directors, including three independent directors, of NTS Realty Capital, Inc., our managing general partner, until the next annual meeting or otherwise as provided in our governing documents.	☐	☐	☐

Mark D. Anderson, John Daly, Brian F. Lavin, John Lenihan and J.D. Nichols

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "Withhold Authority" and write that nominee's name in the space provided below.

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	For	Against	Abstain
2. Ratify the appointment of Ernst & Young LLP as our independent auditor for the fiscal year ending December 31, 2005.	☐	☐	☐

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED LIMITED PARTNER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS SET FORTH HEREIN. In the event that any other matter may properly come before the Annual Meeting, or any adjournment thereof, the Proxies are authorized, in their discretion, to vote on the matter.

When units are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Please be sure to sign and date this Proxy in the box below.

Date ____________

Limited Partner sign above ____________ Co-partner (if any) sign above

Detach above card, sign, date and mail in postage paid envelope provided.

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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